Vocal



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Ossiana Tepfenhart
7 hours ago

Media Kit 2017

Vocal

Vocal is a platform for a new generation of creators and their audience. Vocal's growing community of user generated content reaches over 4M+ UVs each month.


Select a topic
Culture
Food + Drink
Home + Travel
Health + Wellness
News + Politics
Business + Education
Love + Relationships
Science + Tech
Lifestyle

Our Mission

Vocal

With 25+ niche communities powered by Vocal, your brand will interact with highly engaged audiences.


01
Beat
CRIMINAL
families
FEAST
Filthy.
FUTURISM
GAMERS
GEEKS
humans
journal
LIFEHACK
LONGEVITY
PetLife
Poets
Potent
PROOF
psyche
SERVE
SWAMP
VIVA
WANDER
WHEEL
+ More

Our Network

Vocal

Vocal is built to target your content to the right audience. Each community features genre specific creators and readers.

Select the right distribution for your brand. With our wide range of communities, you can find the perfect audience for your brand.

Gender

45% Male
55% Female

Age

62%
18-34

Mobile

74%

Medium HHI

$80,000

Vocal

An in-house creative agency made up of best-in-class storytellers, analysts and influencers.

Vocal's dedicated team of thought leaders works with your brand to produce the right story, for the right audience, at the right time.

- Video Production
- Marketing
- Influencer Activation
- Audience Insights / Detailed Analytics
- Custom Content
- Social Promotion


Vocal
Our unparalleled access to talent and influencers helps you find the right ambassadors for your brand.
Top Level Influencers
Social Storytelling
Product Seeding
Content Co-Creation
Influencer Partnerships

Vocal

At Vocal, we want your voice to be heard.

Our seamless, top of the line social publishing platform makes it easy for your brand to amplify its voice. Optimized for SEO and product engagement, your branded content will have lasting relevance.

- Built-In Genre Specific Audiences
- Creative Team Led by Award Winning Producer Rick Schwartz
- Co-Create Branded Content with Industry Specific Influencers
- Detailed Audience Insights and Analytics

Vocal

You're in Good Company.

Transmedia storytelling, collaborative content and proprietary development are all part of the creative process between Vocal and our partners.

Our Partners

Vocal


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Jacqueline Hanikeh
21 hours ago

Say hi!

Vocal
202 S. Dean Street
Englewood, NJ 07631
tel: 201.258.3770
advertising@jerrick.media